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Exhibit 5.37

CONSENT OF FASKEN MARTINEAU DUMOULIN LLP

We hereby consent to the reference to our opinion under "Eligibility for Investment" and the reference of our name in the section "Legal Matters" in the Registration Statement on Form F-10 of IAMGOLD Corporation filed on March 9, 2009, as amended on March 10, 2009 and March 18, 2009. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933, as amended, or the rules and regulations thereunder.

Toronto, Canada Date: March 18, 2009
/s/ FASKEN MARTINEAU DUMOULIN LLP Fasken Martineau DuMoulin LLP

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  Exhibit 5.37
CONSENT OF FASKEN MARTINEAU DUMOULIN LLP